Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)             |__|

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

THE MCCLATCHY COMPANY

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2080478 (I.R.S. employer identification no.)

Aboard Publishing, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-1051606 (I.R.S. employer identification no.)

Anchorage Daily News, Inc.

(Exact name of obligor as specified in its charter)

Alaska (State or other jurisdiction of incorporation or organization)	92-0071348 (I.R.S. employer identification no.)

Bellingham Herald Publishing, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-0184700 (I.R.S. employer identification no.)

Belton Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1412853 (I.R.S. employer identification no.)

Biscayne Bay Publishing, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-1051521 (I.R.S. employer identification no.)

Cass County Publishing Company

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-0891076 (I.R.S. employer identification no.)

Columbus Ledger-Enquirer, Inc.

(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0376130 (I.R.S. employer identification no.)

Cypress Media, Inc.

(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	37-0742453 (I.R.S. employer identification no.)

Cypress Media, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0764225 (I.R.S. employer identification no.)

East Coast Newspapers, Inc.

(Exact name of obligor as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	68-0201685 (I.R.S. employer identification no.)

Gulf Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Mississippi (State or other jurisdiction of incorporation or organization)	64-0469077 (I.R.S. employer identification no.)

HLB Newspapers, Inc.

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1675371 (I.R.S. employer identification no.)

Idaho Statesman Publishing, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-0184700 (I.R.S. employer identification no.)

Keltatim Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1161908 (I.R.S. employer identification no.)

Keynoter Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-0789679 (I.R.S. employer identification no.)

Lee’s Summit Journal, Incorporated

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	44-0534462 (I.R.S. employer identification no.)

Lexington H-L Services, Inc.

(Exact name of obligor as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	61-1353956 (I.R.S. employer identification no.)

Macon Telegraph Publishing Company

(Exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0333650 (I.R.S. employer identification no.)

Mail Advertising Corporation

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2588187 (I.R.S. employer identification no.)

McClatchy Interactive LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2360845 (I.R.S. employer identification no.)

McClatchy Interactive West

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0683075 (I.R.S. employer identification no.)

McClatchy Investment Company

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0274877 (I.R.S. employer identification no.)

McClatchy Management Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2360846 (I.R.S. employer identification no.)

McClatchy Newspapers, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-0666175 (I.R.S. employer identification no.)

McClatchy U.S.A., Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0732197 (I.R.S. employer identification no.)

Miami Herald Media Company

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-0723657 (I.R.S. employer identification no.)

Newsprint Ventures, Inc.

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0041100 (I.R.S. employer identification no.)

Nittany Printing and Publishing Company

(Exact name of obligor as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	24-0676050 (I.R.S. employer identification no.)

Nor-Tex Publishing, Inc.

(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1109443 (I.R.S. employer identification no.)

Olympian Publishing, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-0184700 (I.R.S. employer identification no.)

Olympic-Cascade Publishing, Inc.

(Exact name of obligor as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	68-0098889 (I.R.S. employer identification no.)

Pacific Northwest Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-0184700 (I.R.S. employer identification no.)

Quad County Publishing, Inc.

(Exact name of obligor as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	37-1225856 (I.R.S. employer identification no.)

San Luis Obispo Tribune, LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5001401 (I.R.S. employer identification no.)

Star-Telegram, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3148254 (I.R.S. employer identification no.)

Tacoma News, Inc.

(Exact name of obligor as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	68-0099037 (I.R.S. employer identification no.)

The Bradenton Herald, Inc.

(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	59-1487839 (I.R.S. employer identification no.)

The Charlotte Observer Publishing Company

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-0612746 (I.R.S. employer identification no.)

The News and Observer Publishing Company

(Exact name of obligor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0338580 (I.R.S. employer identification no.)

The State Media Company

(Exact name of obligor as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0477517 (I.R.S. employer identification no.)

The Sun Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	57-0564988 (I.R.S. employer identification no.)

Tribune Newsprint Company

(Exact name of obligor as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0415831 (I.R.S. employer identification no.)

Wichita Eagle and Beacon Publishing Company, Inc.

(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-0571718 (I.R.S. employer identification no.)

Wingate Paper Company

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0068249 (I.R.S. employer identification no.)

2100 Q Street Sacramento, California (Address of principal executive offices)	95816 (Zip code)

11.50% Senior Secured Notes due 2017

and Guarantees of 11.50% Senior Secured Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 2nd day of June 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MELONEE YOUNG
Name:	MELONEE YOUNG
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2010, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,504
Interest-bearing balances		288
Securities:
Held-to-maturity securities		12
Available-for-sale securities		581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		113,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,486
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		2
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		237,642
Other assets		166,465

Total assets		$1,966,971

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LIABILITIES

Deposits:
In domestic offices		533
Noninterest-bearing	533
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		210,010
Total liabilities		479,234
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not applicable
Retained earnings		364,077
Accumulated other comprehensive income		1,140
Other equity capital components		0
Not available
Total bank equity capital		1,487,737
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,487,737

Total liabilities and equity capital		1,966,971

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz         )             Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President                 )

Frank P. Sulzberger, MD                   )                Directors (Trustees)

William D. Lindelof, MD                  )

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